Exhibit 10.2

AMENDMENT TO CONVERTIBLE TERM NOTE

This Amendment to Convertible Term Note (this “Amendment”), dated as of July 3, 2007 (the “Effective Date”), is entered into by INCENTRA SOLUTIONS, INC. a Nevada corporation (the "Company") and BlueLine Capital Partners II, LP, a Delaware limited partnership ("BCP II"), for the purpose of amending that certain Convertible Term Note, dated as of July 3, 2006, in the principal amount of $500,000 issued by the Company in favor of BCP II. (the “Term Note”) under that certain Note Purchase Agreement, dated as of June 6, 2006 by and among the Company and the persons or entities identified on the signature pages thereto (the “Note Purchase Agreement”).

WHEREAS, each of the Company and BCP II has agreed to make certain changes to the Term Note as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Term Note or the Note Purchase Agreement.

2.            Maturity Date. The Term Note currently provides for a Maturity Date of July 3, 2007 (the “Original Maturity Date”). The Maturity Date of the Term Note is hereby amended to be, and all principal and accrued and unpaid interest thereon shall be due and payable on, December 31, 2007.

3.            Principal Amount. The Principal Amount, upon which the Term Note shall continue to accrue interest as provided under the Term Note, shall be, as of the Original Maturity Date, the amount due and payable under the Term Note as of the Original Maturity Date.

4.            Except as specifically set forth in this Amendment, there are no other amendments to the Term Note or the Note Purchase Agreement and the terms of each remain in full force and effect.

5.            The Company hereby represents and warrants that as of the date hereof, both before and after giving effect to this Amendment, (i) no Event of Default exists and is continuing and (ii) all representations, warranties and covenants made by the Company in connection with the Term Note and/or the Note Purchase Agreement are true, correct and complete and all covenant requirements have been met. The Company hereby agrees to, no later than four business days after the date hereof, file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing the transactions set forth in this Amendment.

6.            This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE

LAW OF THE STATE OF COLORADO. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the Company and BCP II has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

INCENTRA SOLUTIONS, INC.

By: /s/ Thomas P. Sweeney III

Name: Thomas P. Sweeney III

Title:   Chief Executive Officer

BLUELINE CAPITAL PARTNERS II, LP

 By: BlueLine Partners, LLC, its General Partner

By:/s/ Scott Alan Shuda

Name: Scott Alan Shuda

Title:   Managing Director